Exhibit 10.69

CAMPUSCARE® MAINTENANCE AND SUPPORT Renewal

RATE SCHEDULE AND TRAINING KEYS FOR CAMPUSCARE SERVICES

This document is made a part of the CampusCare Maintenance and Support Agreement, Master Agreement, Talisma Fundraising Software Maintenance Agreement or Talisma License and Services Agreement, as applicable, (the “Agreement”) between Campus Management Corp. and Customer dated 02/15/2005.

Customer:    Bridgepoint Education, Inc.

Record Count:    [***] ASRs
[***] CRM Users

Term:        1-Year Term through December 31, 2014

CampusCare Fees:

Licensed Program	CampusCare Premium
CampusVue Student	$[***]
CampusVue Portal	$[***]
CampusLink Web Services eLead API	$[***]
CampusLink Web Services Communicator API	$[***]
CampusLink Web Services AppCreator API	$[***]
CampusLink Web Services eLearning API	$[***]
Talisma CRM	$[***]
Total 2014 CampusCare Renewal Fees	$[***]
TAM fees for 2014*	$[***]
PSSC fees for 2014*	$[***]

*See related SOWs for details.

CampusInsight Passes:	[***]
Keys:	[***]
Professional Services Hours:	The CampusCare fees above include 300 Professional Services hours to be used during the 2014 calendar year.
Payment:	Please choose a support payment plan by checking the appropriate box below. Initial payment is due and payable simultaneously upon execution of this renewal.
__ One Annual Payment of $[***] if paid by October 31, 2013 ([***]% discount on CampusCare only (including Talisma CRM Unlimited Users), plus TAM and PSSC)
__ One Annual Payment of $[***] if paid by December 31, 2013 ([***]% discount on CampusCare only (including Talisma CRM Unlimited Users), plus TAM and PSSC)

_________________________________________________________

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

ADDITIONAL TERMS:

CampusCare Services are subject to the terms and conditions in the Agreement and this CampusCare Renewal. The terms below shall continue in effect for each renewal term hereafter.

CampusCare Premium. CampusCare Premium features off-hour system upgrades and free emergency support, plus [***] free passes to CampusInsight 2014 for CampusVue customers.

CampusCare Premium is not available for CampusLink Web Services.

Exclusions. Support covers production environments. Unless otherwise agreed to via a separate addendum, CampusCare Services excludes the following: (i) services and support to update and maintain non-production environments (such as testing and development environments); (ii) support of integrations, (iii) issues related to reconfiguration of the Licensed Program as a direct result of sizing/space related issues, restoring/re-installing/re-implementing production server components, restoring corrupt databases, performance of business functions such as creation/configuration of rules/teams/reports, or modification and/or manipulation of the Licensed Program including, but not limited to, stored procedures, predefined routines, installation of scripts, standard/custom reports, and data written to the Licensed Program from Third Parties Products, as applicable.

The annual CampusCare fee includes CMC’s provision of Releases to Talisma® CRM and Talisma® Fundraising, but installation and implementation of the Releases is not included as part of the annual fee, notwithstanding anything to the contrary in the Agreement and Exhibits thereto. The foregoing does not apply to Talisma® Fundraising sold in conjunction with CampusVue® Student.

With respect to Talisma CRM installation of Releases or upgrades, CMC highly recommends Customer engage CMC's professional services organization for assistance when installing Releases or upgrades for Talisma products. Any issues or problems arising out of Customer configuring and installing a Release or upgrade are not covered under CampusCare Services. If the software has been customized, the Release or upgrade may cause system failures. Any problems with customizations that Customer reports to CMC that are related to or caused by the Release or upgrade are not covered under CampusCare Services.

Customer acknowledges and agrees that any issues arising or related to work performed by Customer or any third parties is expressly not covered under the warranties, remedies and indemnity provisions under the license and service agreements. Any resources expended by CMC with respect to such issues, or discovered to be caused by such issues (for example, problem analyses, support, re-work, etc.), shall be billed to and paid by Customer at CMC’s standard hourly rates on a T&M basis commencing from the initial support request, and Customer shall promptly pay such support charges.

Should CMC provide technical support in connection with problems that are beyond the scope of the CampusCare Services, that are not Errors in the Licensed Programs, or for any incremental services, then Customer shall pay for any such services on a time-and-materials basis and may be contracted for separately.

Keys. As of 2012 and thereafter, training keys are to be used exclusively for training through the Learning Center and CampusInsight User Conference pre-conference training.

Late Payment. Customer acknowledges and agrees that any delinquent payment owed to CMC, under this or any other agreement, may result in suspension of CampusCare Services and other services until all outstanding amounts due are paid in full.

Taxes. Customer shall promptly pay, indemnify and hold CMC harmless from all sales, use, gross receipts, GST, value-added, personal property or other tax or levy (including interest and penalties) imposed on the services and deliverables which have been or will be provided under any agreements, other than taxes on the net income or profits of CMC. Subject to any applicable laws, the foregoing shall not apply to the extent Customer is formed as a not for profit organization and promptly provides CMC an applicable tax exempt certificate. All prices quoted are net of taxes.

Privacy Protection. Do not send unsolicited personally identifiable information (“PII”) to CMC, and in any event do not send PII to CMC except by secure transfer and in a manner officially authorized by CMC.

BRIDGEPOINT EDUCATION, INC.		CAMPUS MANAGEMENT CORP.
By:	/s/ Thomas Ashbrook	By:	/s/ Anders Nessen
Print:	Thomas Ashbrook	Print:	Anders Nessen
Title:	SVP/ CIO	Title:	CFO
Date:	10/16/2013	Date:	10/24/2013

[***] Confidential portions of this document have been redacted and filed separately with the Commission.